     As filed with the Securities and Exchange Commission on May 13, 1998
                                                   Registration No. 333-________
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                                ---------------

                            PALM HARBOR HOMES, INC.
             (Exact name of registrant as specified in its charter)

                  FLORIDA                                  59-1036634
              (State or other                           (I.R.S. Employer
                jurisdiction                           Identification No.)
            of incorporation or
               organization)


                        15303 DALLAS PARKWAY, SUITE 800
                              DALLAS, TEXAS 75248
                                 (972) 991-2422
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                                ---------------

                                   LEE POSEY
                             CHAIRMAN OF THE BOARD
                            PALM HARBOR HOMES, INC.
                        15303 DALLAS PARKWAY, SUITE 800
                              DALLAS, TEXAS 75248
                                 (972) 991-2422
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                ---------------

                                   COPIES TO:

                                 GINA E. BETTS
                         LIDDELL, SAPP, ZIVLEY, HILL &
                                 LABOON, L.L.P.
                          2001 ROSS AVENUE, SUITE 3000
                              DALLAS, TEXAS 75201
                                 (214) 849-5500

                                ---------------

         Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule
434, please check the following box.    [ ]


==========================================================================================================================
                                          CALCULATION OF REGISTRATION FEE
==========================================================================================================================
 Title of Each Class of                                                       Proposed Maximum
    Securities to be        Amount to be     Proposed Maximum Offering       Aggregate Offering              Amount of
       Registered            Registered         Price per Share(1)                Price(1)               Registration Fee
--------------------------------------------------------------------------------------------------------------------------
   Common Stock, par
   value $0.01 per share      157,975                 $43.15625                  $6,817,609                 $2,011.20
==========================================================================================================================

(Footnote from previous page)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the average of the high and low price of the Common Stock on the Nasdaq National Market on May 8, 1998.

                          -------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                             SUBJECT TO COMPLETION
                   PRELIMINARY PROSPECTUS DATED MAY 13, 1998

                                 157,975 SHARES

                            PALM HARBOR HOMES, INC.

                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)

         This Prospectus relates to the offer and sale from time to time of up to an aggregate of 157,975 shares of common stock (the "Resale Shares"), par value $0.01 per share (the "Common Stock"), of Palm Harbor Homes, Inc., a Florida corporation (the "Company"), by two shareholders of the Company (the "Selling Shareholders"), or by pledgees, donees, transferees or other successors in interest thereto. See "Selling Shareholders." The Company is registering the Resale Shares pursuant to the Company's contractual obligations to the Selling Shareholders, but the registration of the Resale Shares does not necessarily mean that any of the Resale Shares will be offered or sold by the Selling Shareholders hereunder. The Company will not receive any proceeds from the sale of the Resale Shares by the Selling Shareholders, but has agreed to bear the expenses of registration of such shares under federal and state securities laws.

         The Common Shares are listed on the Nasdaq National Market (the "Nasdaq") under the symbol "PHHM." On May 8, 1998, the last reported sale price of the Common Stock on Nasdaq was $42.75 per share. See "Price Range of Common Stock."

         SEE "RISK FACTORS" ON PAGE 4 FOR MATERIAL RISKS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

         The Selling Shareholders from time to time may offer and sell any Resale Shares directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any agent or broker- dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Selling Shareholders reserve the right to accept or reject, in whole or in part, any proposed purchase of the Resale Shares to be made directly or through agents.

         The Selling Shareholders and any agents or broker-dealers that participate with the Selling Shareholders in the distribution of the Resale Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Resale Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                  The date of this Prospectus is       , 1998.

                             AVAILABLE INFORMATION

         The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-3 under the Securities Act and the rules and regulations promulgated thereunder with respect to the securities offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and schedules thereto. For further information with respect to the Company and the securities, reference is made to the Registration Statement and such exhibits and schedules. Statements contained in this Prospectus as to the contents of any contract or other document which is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such contract or document.

         The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith, files reports, proxy and information statements and other information with the Commission. Such reports, proxy and information statements and other information and the Registration Statement and exhibits and schedules thereto filed by the Company with the Commission can be inspected and copied at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the Commission located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. The Commission also maintains a Web site at (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants (including the Company) that file electronically with the Commission. Information about the Company may be obtained from the Commission's web site.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated by reference herein and shall be deemed to be a part hereof:

         (a)     Annual Report on Form 10-K for the fiscal year ended March 28,
                 1997;
         (b) Quarterly Report on Form 10-Q for the quarter ended December 26, 1997;
         (c) Quarterly Report on Form 10-Q for the quarter ended September 26, 1997;
         (d)     Quarterly Report on Form 10-Q for the quarter ended June 27,
                 1997;
         (e) Current Report on Form 8-K dated February 9, 1998, filed with the Commission on February 13, 1998; and
         (f) The description of the Common Stock contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to the Exchange Act, including all amendments and reports updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated by reference shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         Upon written or oral request of any person to whom a Prospectus is delivered, including any beneficial owner, the Company will provide, without charge, a copy of the documents which have been incorporated by reference in this Prospectus (other than exhibits thereto unless such exhibits are specifically incorporated by reference in any such document that this Prospectus incorporates). Requests for such documents should be directed to Colleen Rogers, Director of Investor Relations, Palm Harbor Homes, Inc., 15303 Dallas Parkway, Suite 800, Dallas, Texas, 75248, telephone number (972) 991-2422.

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this Prospectus or incorporated herein.

                                  THE COMPANY

         Palm Harbor Homes, Inc. (the "Company") is one of the largest producers of multi-section manufactured homes in the United States. The Company's operations are vertically integrated and encompass manufacturing, retail selling, financing and insurance. At March 27, 1998, the Company operated 16 manufacturing facilities that sell homes through retailers in 34 states including approximately 300 independent retail sales centers and 94 Company-owned superstores.

         At March 27, 1998, the Company owned and operated 94 retail superstores. The Company continued to take significant steps in fiscal year 1998 toward its plan to increase sales through Company-owned superstores. In fiscal 1998, the Company acquired 24 superstores in 8 states, 7 of such states, Nevada, Colorado, Georgia, Utah, Arizona, Tennessee and Alabama, were states in which the Company did not previously own retail superstores.

         Among the acquisitions completed in fiscal 1998 was the acquisition of Cannon Manufactured Housing Group, Inc. and its affiliates (collectively, the "Cannon Companies"). The Cannon Companies owned 18 retail sales centers in Georgia, Alabama, Tennessee and North Carolina. As partial consideration for the acquisition, two shareholders of certain of the Cannon Companies received the Resale Shares. The Company agreed to register the Resale Shares.

         Through its subsidiary, CountryPlace Mortgage, Ltd. ("CountryPlace"), the Company offers installment financing to purchasers of manufactured homes sold by Company-owned superstores. The Company believes that the ability to finance its home sales will potentially provide it with an advantage over certain of its competitors and create a source of additional earnings.

         Through its subsidiary, Standard Casualty Company, the Company writes property and casualty insurance for owners of manufactured homes. Management of the Company believes that having the internal capability to provide this type of insurance complements the services of CountryPlace and will be additive to earnings.

         The Company's principal executive office is located at 15303 Dallas Parkway, Suite 800, Dallas, Texas, 75248, and its telephone number is (972) 991-2422.

                                  RISK FACTORS

         An investment in the Common Stock involves various risks, and prospective investors should carefully consider the matters discussed under "Risk Factors" prior to any investment in the Company.

                                  THE OFFERING

         This Prospectus relates to the possible offer and sale from time to time of 157,975 Resale Shares by the Selling Shareholders. See "Selling Shareholders." The Company is registering the Resale Shares for sale by the Selling Shareholders pursuant to its obligations in connection with the acquisition of the Cannon Companies. The Company will not receive any proceeds from the sale of the Resale Shares.

                                  RISK FACTORS

         An investment in the Common Stock involves various risks. Prospective investors should carefully consider the following information in conjunction with the other information contained or incorporated by reference in this Prospectus before making a decision to purchase any Resale Shares. This Prospectus, including incorporated documents, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. The Company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors, among others, which may cause such a difference are set forth below.

INDUSTRY CONDITIONS AND CYCLICALITY

         The manufactured housing industry is cyclical and is influenced by many of the same national and regional economic and demographic factors that influence the housing industry generally, including inflation, interest rates, the availability of financing, regional population and employment trends and general economic conditions, as well as the availability of alternative housing. According to the Manufactured Housing Institute ("MHI"), during the period from 1983 to 1991, aggregate annual domestic shipments of manufactured housing declined approximately 42% from approximately 295,000 homes to 170,000 homes. The Company believes that the principal causes of this decline included certain severe regional economic downturns, deterioration of general economic conditions, the reduced availability of financing and high levels of repurchased and repossessed inventory of manufactured homes. Aggregate domestic manufactured housing shipments declined 3% from 1996 to 1997 and there can be no assurance that the manufactured housing market will not experience future declines or that such declines will not have a material adverse effect on the Company.

AVAILABILITY OF RETAILER AND CONSUMER FINANCING

         Retailers and consumers of manufactured housing generally secure financing for the purchase of the Company's homes from third-party lenders. As is the practice in the industry, substantially all of the Company's independent retailers finance their purchases of manufactured homes through wholesale "floor plan" financing arrangements pursuant to which a financial institution loans the retailer the purchase price of a home and maintains a security interest in the home as collateral. Consumers typically purchase manufactured homes through a combination of down payments ranging from 5% to 10% and retail installment contracts secured by a security interest in the home. The availability, interest rates and other costs of financing for retailers and consumers can significantly affect the Company's sales and are determined by the lending practices of financial institutions, governmental policies and other conditions, all of which are beyond the control of the Company. Although demand for the Company's homes has benefitted from relatively low interest rates in recent periods, any future increases in interest rates could have an adverse effect on the sales of the Company's homes. In addition, in most states, manufactured homes are classified legally and by taxing authorities as personal property rather than real estate. As a result, financing for the purchase of manufactured homes is generally characterized by higher interest rates than financing for site-built homes.

COMPETITION

         The manufactured housing industry is highly competitive, with relatively low barriers to entry. Manufactured homes compete with new and existing site-built homes and, to a lesser degree, with apartments, townhouses and condominiums. Competition exists on both the manufacturing and retail levels and is based primarily on price, product features, reputation for service and quality, retailer promotions, merchandising and terms of consumer financing. According to MHI, at December 31, 1997, there were over 85 companies producing manufactured homes at 323 facilities in the United States, many of which are in direct competition with the Company. Some of the Company's competitors have substantially greater financial, manufacturing, distribution and marketing resources than the Company. A number of the Company's competitors also provide floor plan financing to retailers through captive financing sources. A contraction in floor plan financing sources could provide an advantage to those competitors with substantial capital resources or captive financing capabilities.

PRICING AND AVAILABILITY OF RAW MATERIALS

         The Company's results of operations can be affected by the pricing and availability of raw materials. Although the Company attempts to increase the sales prices of its homes in response to higher materials costs, such increases typically lag behind the escalation of materials costs. Three of the most important raw materials used in the Company's operations, lumber, gypsum wallboard and insulation, have experienced significant price fluctuations in recent periods. Although the Company has not experienced any shortage of such building materials to date, there can be no assurance that sufficient supplies of lumber, gypsum wallboard and insulation, as well as other raw materials, will continue to be available to the Company on terms it regards as satisfactory.

DEPENDENCE ON EXECUTIVE OFFICERS

         The Company is dependent to a significant extent upon the efforts of its executive officers, particularly Lee Posey, Chairman of the Board, Larry H. Keener, President and Chief Executive Officer, and Scott Chaney, Executive Vice President. The loss of the services of one or more of its executive officers could have a material adverse effect upon the Company's business, financial condition and results of operations. There is currently no key man life insurance on the life of any of the Company's executive officers. The Company's continued growth will also be dependent upon its ability to attract and retain additional skilled management personnel.

CONTROL BY EXISTING SHAREHOLDERS

         Approximately 54% of the outstanding Common Stock of the Company is beneficially owned or the voting power over such shares is controlled by Mr. Posey, Capital Southwest Corporation and its wholly-owned subsidiary, Capital Southwest Venture Corporation ("CSVC"), and William R. Thomas, President of Capital Southwest Corporation. As a result, these shareholders, acting together, will be able to determine the outcome of elections of the Company's directors and thereby control the management of the Company's business.

AVAILABILITY OF PREFERRED STOCK FOR ISSUANCE

         In addition to the Common Stock, the Company's Amended and Restated Articles of Incorporation, as amended (the "Restated Articles of Incorporation"), authorize the issuance of up to 2,000,000 shares of Preferred Stock. No shares of Preferred Stock of the Company are currently outstanding. The Restated Articles of Incorporation grant the Board of Directors broad power to establish the rights and preferences of any series of Preferred Stock. As a result, if the Board of Directors elects to issue any Preferred Stock, the rights and preferences of any such Preferred Stock may be superior to those of the Common Stock and could decrease the amount of earnings and assets available for distribution to holders of Common Stock and adversely affect the rights and preferences, including voting rights, of such holders. The Board of Directors does not currently intend to seek shareholder approval prior to any issuance of Preferred Stock, unless otherwise required by law.

ANTI-TAKEOVER MATTERS

         The Restated Articles of Incorporation provide that the affirmative vote of the holders of at least 66 2/3% of the outstanding shares of a class or series of stock, as applicable, is required to approve certain actions, including certain charter amendments, mergers, consolidations and sales of assets. In addition, the Company is chartered in Florida and is or may become subject to legislation that may deter or frustrate takeovers of Florida corporations. Such legislation provides that shares acquired in excess of certain specified thresholds will not possess any voting rights unless such voting rights are approved by a majority vote of a corporation's disinterested shareholders. Further, subject to certain exceptions, majority approval by disinterested directors or supermajority approval by disinterested shareholders is required under Florida law for specified transactions between a corporation and holders of more than 10% of the outstanding voting shares of the corporation (or their affiliates). These provisions may discourage a change in control of the Company and limit any opportunity for the Company's shareholders to receive a premium for their shares.

CONTINGENT REPURCHASE OBLIGATIONS

         In accordance with customary business practice in the manufactured housing industry, the Company has entered into repurchase agreements with various financial institutions and other credit sources pursuant to which the Company has agreed, under certain circumstances, to repurchase homes sold to independent retailers in the event of a default by a retailer in its obligation to such credit sources. Under such agreements, the Company agrees to repurchase homes at declining prices over the term of the agreement (which generally ranges from 12 to 18 months). The Company estimates that its potential obligations under such repurchase agreements approximated $65 million at March 27, 1998. During the past three fiscal years, the Company has not incurred any significant costs relating to such repurchase agreements; however, there can be no assurance that the Company will not incur greater losses under such repurchase agreements in the future.

                                USE OF PROCEEDS

         The Common Stock offered hereby is being registered for the account of the Selling Shareholders and, accordingly, the Company will not receive any of the proceeds from the sale of the Resale Shares by the Selling Shareholders.

                              SELLING SHAREHOLDERS

         This Prospectus relates to the possible offer and sale from time to time of 157,975 Resale Shares by the Selling Shareholders, Thomas G. Cannon and Alice L. Cannon.

         Thomas G. Cannon and Alice L. Cannon were shareholders of the Cannon Companies. Mr. Cannon also served as President of the Cannon Companies. In connection therewith, the Cannon Companies purchased mobile homes from the Company.

         The Resale Shares offered by this Prospectus will be offered from time to time by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest thereto. The following table provides the number of shares of Common Stock beneficially owned and offered by each Selling Shareholder.




Name of Selling         Shares Beneficially Owned as of   % Ownership as of        Shares         Shares Beneficially
Shareholder                       May 1, 1998                 May 1, 1998     Offered Hereby   Owned After Offering (2)
-----------------       --------------------------------    --------------     --------------   ------------------------
Thomas G. Cannon                    126,380                      (1)               126,380                 0


Alice L. Cannon                      31,595                      (1)                31,595                 0

---------------

(1)      Less than 1%.

(2) Assumes that all of the Resale Shares registered hereby will be sold by the Selling Shareholders. There can be no assurance that any of the Resale Shares will be offered or sold by the Selling Shareholders.

                              PLAN OF DISTRIBUTION

         This Prospectus relates to the offer and sale from time to time of up to an aggregate of 157,975 Resale Shares by the Selling Shareholders, or by pledgees, donees, transferees or other successors in interest thereto. The Company is registering the Resale Shares pursuant to the Company's obligations under the Stock Purchase Agreement among the Company, the Cannon Companies, the Selling Shareholders and the other shareholders of the Common Companies, but the registration of the Resale Shares does not necessarily mean that any of the Resale Shares will be offered or sold by the Selling Shareholders.

         The distribution of the Resale Shares may be effected from time to time in one or more underwritten transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Any such underwritten offering may be on a "best efforts" or a "firm commitment" basis. In connection with any such underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders. Underwriters may sell the Resale Shares to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they act as agents.

         The Selling Shareholders and any underwriters, dealers or agents that participate in the distribution of the Resale Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the Resale Shares by them and any discounts, commissions or concessions received by any such underwriters, dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act.

         At the time a particular offer of Resale Shares is made by the Selling Shareholders, a Prospectus Supplement, if required, will be distributed that will set forth the names of any underwriters, dealers or agents and any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any other required information.

         The sale of Resale Shares by the Selling Shareholders also may be effected from time to time by selling Resale Shares directly to purchasers or to or through broker-dealers. In connection with any such sale, any such broker-dealer may act as agent for the Selling Shareholders or may purchase from the Selling Shareholders all or a portion of the Resale Shares as principal, and may be made pursuant to any of the methods described below. Such sales may be made on the Exchange or other exchanges on which the Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated.

         The Resale Shares also may be sold in one or more of the following transactions: (a) block transactions in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (b) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a Prospectus Supplement; (c) a special offering, an exchange distribution or a secondary distribution in accordance with applicable Exchange or other stock exchange rules; (d) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (e) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (f) sales in other ways not involving market makers or established trading markets, including direct sales to purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Shareholders in amounts to be negotiated immediately prior to the sale that will not exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the Resale Shares which is not expected to exceed that customary in the types of transactions involved.

         In order to comply with the securities laws of certain states, if applicable, the Resale Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, Resale Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is satisfied.

         All expenses incident to the offering and sale of the Resale Shares, other than commissions, discounts and fees of underwriters, broker-dealers or agents, shall be paid by the Company. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. See "Registration Rights."

                                 LEGAL MATTERS

         Certain legal matters with respect to the Common Stock offered hereby will be passed upon for the Company by Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P., Dallas, Texas.

                                    EXPERTS

       The consolidated financial statements of Palm Harbor Homes, Inc. and subsidiaries incorporated by reference in Palm Habor Homes, Inc. and subsidiaries' Annual Report (Form 10-K) for the fiscal year ended March 28, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

================================================================================

     No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this Prospectus, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or the Selling Shareholders. This Prospectus does not constitute an offer to sell or the solicitation of an offer to buy the shares by anyone in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making the offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall create an implication that the information contained or incorporated by reference herein is correct as of any time subsequent to its date.

                           -------------------------

                               TABLE OF CONTENTS


Available Information . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Incorporation of Certain Documents
   by Reference . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
Prospectus Summary  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
Risk Factors  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Selling Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Plan of Distribution  . . . . . . . . . . . . . . . . . . . . . . . . . .  6
Legal Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
Experts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

================================================================================




================================================================================



                                 157,975 SHARES



                            PALM HARBOR HOMES, INC.



                                  COMMON STOCK
                          (PAR VALUE $0.01 PER SHARE)




                          -------------------------
                                  PROSPECTUS
                          -------------------------





                                        , 1998




================================================================================

                                    PART II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses to be incurred in connection with the offering contemplated by this Registration Statement, all of which will be paid by Palm Harbor Homes, Inc. (the "Company"), are as follows:

SEC Registration Fee  . . . . . . . . . . . . . . . . . . . . . . . . $ 2,011
Nasdaq Listing Fee  . . . . . . . . . . . . . . . . . . . . . . . . . . 3,995
Accounting Fees and Expenses  . . . . . . . . . . . . . . . . . . . . . 4,000
Legal Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . 5,000
                                                                      -------
Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $15,006
                                                                      =======

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Registrant has authority under Section 607.0850 of the Florida Business Corporation Act to indemnify its directors and officers to the extent provided for in such statute. The Registrant's Restated Articles of Incorporation provide that the Registrant shall indemnify its officers and directors to the fullest extent permitted by law. The Registrant has also entered into an agreement with each of its directors and its executive officers wherein it has agreed to indemnify each of them to the fullest extent permitted by law.

         The provisions of the Florida Business Corporation Act that authorize indemnification do not eliminate the duty of care of a director, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Florida law. In addition, each director will continue to be subject to liability for (a) violations of criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; and (d) willful misconduct or conscious disregard for the best interests of the Registrant in a proceeding by or in the right of the Registrant to procure a judgment in its favor or in a proceeding by or in the right of a shareholder. The statute does not affect a director's responsibilities under any other law, such as the federal securities laws.

ITEM 16.  EXHIBITS.

    Exhibit
       No.       Description
    -------      -----------
     2.1    Stock Purchase Agreement dated February 9, 1998, by and among Palm Harbor Homes, Inc., Cannon
            Manufactured Housing Group, Inc., Cannon Mobile Homes, Inc., Pleasant Valley Mobile Homes, Inc.,
            Countryside Mobile Homes, Inc., Cumberland Homes, Inc., First Home Mortgage Corporation, Thomas
            G. Cannon, Dale F. Cannon, Jack H. Coffey, John G. Blake, Todd R. Cannon and the Estate of
            Grover R. Cannon (Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on
            Form 8-K dated February 9, 1998 (File No. 000-24268))

     2.2    Amendment Number One to Stock Purchase Agreement dated March 7, 1998, by and among Palm Harbor
            Homes, Inc., Cannon Manufactured Housing Group, Inc., Cannon Mobile Homes, Inc., Pleasant Valley
            Mobile Homes, Inc., Countryside Mobile Homes, Inc., Cumberland Homes, Inc., First Home Mortgage
            Corporation, Thomas G. Cannon, Dale F. Cannon, Jack H. Coffey, John G. Blake, Todd R. Cannon and
            the Estate of Grover R. Cannon (Incorporated by reference to Exhibit 2.2 to the Registrant's
            Current Report on Form 8-K dated April 7, 1998 (File No. 000-24268))

     2.3    Agreement and Plan of Merger, dated as of June 30, 1996, by and among Palm Harbor Homes, Inc.,
            Newco Homes, Inc., Scott W. Chaney, Christopher M. Finke, Thomas B. Kesterson and Joseph H.
            Kesterson, omitting exhibits and schedules. (Incorporated by reference to Exhibit 2.1 to the
            Registrant's Current Report on Form 8-K dated August 1, 1996 (File No. 000-24268))

     2.4    Amendment No. 1 to Agreement and Plan of Merger, dated August 1, 1996. (Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K dated August 1, 1996
            (File No. 000-24268))

     3.1    Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the
            Registrant's Registration Statement on Form S-1, Registration No. 33-79164)

     3.2    Articles of Amendment (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration
            Statement on Form S-1, Registration No. 33-79164)

     3.3    Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the Registrant's Registration
            Statement on Form S-1, Registration No. 33-79164)

     4.1    Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's
            Registration Statement on Form S-1, Registration No. 33-79164)

 *   5.1    Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

 *   23.1   Consent of Ernst & Young LLP

 *   23.2   Consent of Liddell, Sapp, Zivley, Hill and LaBoon, L.L.P. (included in Exhibit 5.1)

     24.1   Power of Attorney (included on the signature page of the Registration Statement)

---------------
  *  Filed herewith.

ITEM 17.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

                 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
         Statement:

                          (i)       To include any prospectus required by
                 Section 10(a)(3) of the Securities Act of 1933, as  amended;

                          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

                 2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to Company managers, directors, officers and controlling persons of the Registrant pursuant to the provisions described in
Item 15 of this Registration Statement or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than in payment by the Registrant of expenses incurred or paid by a Company manager, director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such Company manager, director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 8th of May, 1998.


                                        PALM HARBOR HOMES, INC.


                                        /s/ LEE POSEY
                                        -------------------------------------
                                        Lee Posey, Chairman of the Board


         Pursuant to the requirements of the Securities Exchange Act of 1934, this Report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

         KNOW ALL MEN BY THESE PRESENTS, that the undersigned do hereby constitute and appoint Lee Posey and Kelly Tacke, and each of them, each with full power to act without the other, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement and to file the same, with any and all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all of each of said attorneys-in-fact and agents or any of them may lawfully do or cause to be done by virtue thereof.

            SIGNATURES                                  TITLE                         DATE
            ----------                                  -----                         ----
/s/ Lee Posey                         Chairman of the Board and Director         May 8, 1998
-----------------------------------   (Principal Executive Officer)
Lee Posey


/s/ Larry Keener                      Chief Executive Officer, President,        May 8, 1998
-----------------------------------   Chief Operating Officer and Director
Larry Keener


/s/ Scott W. Chaney                   Executive Vice President and Director      May 8, 1998
-----------------------------------
Scott W. Chaney


/s/ Kelly Tacke                       Vice President-Finance, Chief Financial    May 8, 1998
-----------------------------------   Officer (Principal Financial and
Kelly Tacke                           Accounting Officer)


/s/ William R. Thomas                 Director                                   May 8, 1998
-----------------------------------
William R. Thomas


/s/ Walter D. Rosenberg, Jr.          Director                                   May 8, 1998
-----------------------------------
Walter D. Rosenberg, Jr.


/s/ Frederick R. Meyer                Director                                   May 8, 1998
-----------------------------------
Frederick R. Meyer


/s/ A. Gary  Shilling                 Director                                   May 8, 1998
-----------------------------------
A. Gary Shilling


/s/ John H. Wilson                    Director                                   May 8, 1998
-----------------------------------
John H. Wilson

                                 EXHIBIT INDEX


   Exhibit
     No.          Description
   -------        -----------
     2.1    Stock Purchase Agreement dated February 9, 1998, by and among Palm Harbor Homes, Inc., Cannon
            Manufactured  Housing Group, Inc., Cannon Mobile Homes, Inc., Pleasant Valley Mobile Homes,
            Inc., Countryside Mobile Homes, Inc., Cumberland Homes, Inc., First Home Mortgage Corporation,
            Thomas G. Cannon, Dale F. Cannon, Jack H. Coffey, John G. Blake, Todd R. Cannon and the Estate
            of Grover R. Cannon (Incorporated by reference to Exhibit 2.1 to the Registrant's Current Report on Form 8-K dated February 9, 1998 (File No. 000-24268))

     2.2    Amendment Number One to Stock Purchase Agreement dated March 7, 1998, by and among Palm Harbor
            Homes, Inc., Cannon Manufactured Housing Group, Inc., Cannon Mobile Homes, Inc., Pleasant Valley
            Mobile Homes, Inc., Countryside Mobile Homes, Inc., Cumberland Homes, Inc., First Home Mortgage
            Corporation, Thomas G. Cannon, Dale F. Cannon, Jack H. Coffey, John G. Blake, Todd R. Cannon and
            the Estate of Grover R. Cannon (Incorporated by reference to Exhibit 2.2 to the Registrant's
            Current Report on Form 8-K dated April 7, 1998 (File No. 000-24268))

     2.3    Agreement and Plan of Merger, dated as of June 30, 1996, by and among Palm Harbor Homes, Inc.,
            Newco Homes, Inc., Scott W. Chaney, Christopher M. Finke, Thomas B. Kesterson and Joseph H.
            Kesterson, omitting exhibits and schedules. (Incorporated by reference to Exhibit 2.1 to the
            Registrant's Current Report on Form 8-K dated August 1, 1996 (File No. 000-24268))

     2.4    Amendment No. 1 to Agreement and Plan of Merger, dated August 1, 1996. (Incorporated by reference to Exhibit 2.2 to the Registrant's Current Report on Form 8-K dated August 1, 1996
            (File No. 000-24268))

     3.1    Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.1 to the
            Registrant's Registration Statement on Form S-1, Registration No. 33-79164)

     3.2    Articles of Amendment (Incorporated by reference to Exhibit 3.2 to the Registrant's Registration
            Statement on Form S-1, Registration No. 33-79164)

     3.3    Restated Bylaws (Incorporated by reference to Exhibit 3.3 to the Registrant's Registration
            Statement on Form S-1, Registration No. 33-79164)

     4.1    Form of Common Stock Certificate (Incorporated by reference to Exhibit 4.1 to the Registrant's
            Registration Statement on Form S-1, Registration No. 33-79164)

 *   5.1    Opinion of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P.

 *   23.1   Consent of Ernst & Young LLP

 *   23.2   Consent of Liddell, Sapp, Zivley, Hill and LaBoon, L.L.P. (included in Exhibit 5.1)

     24.1   Power of Attorney (included on the signature page of the Registration Statement)

---------------
  *  Filed herewith.